For the semi-annual period ended March 31, 2001
File number 811-07343
The Prudential Investment Portfolios, Inc. - Series 1




SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Prudential Jennison Growth Fund, a series of The Prudential Investment Portfolios, Inc., was held on February 22, 2001. At such meeting, the shareholders of the Fund approved the following proposals.

01.	Votes on Directors	                Votes For
Withheld

	Saul K. Fenster	                176,878,003	     2,441,225
Delayne Dedrick Gold	                176,935,929
2,383,299
Robert F. Gunia	                176,952,918	     2,366,310
	Douglas H. McDorkindale	     176,978,869	     2,340,359
W. Scott McDonald                    176,960,329	     2,358,899
Thomas T. Mooney		     176,940,410	     2,378,818
	Stephen P. Munn		     176,996,747	     2,322,481
David R. Odenath		     176,970,713	     2,348,515
Richard A. Redeker		     176,956,255
2,362,973
	Judy A. Rice			     176,960,438
2,358,790
Robin B. Smith 		     176,931,155	     2,388,073
Louis A. Weil III 		     176,955,383	     2,363,845
Clay T. Whitehead		     176,947,964	     2,371,264


03.	To permit Prudential Investments Fund Management LLC (PIFM) to enter into or
            make material changes to subadvisory agreements without shareholder approval.

		Votes For 		Votes Against
	Abstentions

		127,116,124		7,260,659
	2,727,760

04.	An amendment to the management agreement to permit PIFM to
allocate assets
among affiliated and unaffiliated subadvisers.

		Votes For 		Votes Against
	Abstentions

		129,231,069		4,950,224
	2,923,250

5A.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Fund diversification.

	Votes For 		Votes Against
	Abstentions

		130,455,373		4,052,098
	2,597,072

5B.	To approve certain changes to the Funds fundamental investment restrictions
or policies: Issuing senior securities, borrowing money or pledging assets.

		Votes For 		Votes Against
	Abstentions

		128,697,429		5,584,042
	2,823,072

5C.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Buying and selling real estate.

		Votes For 		Votes Against
	Abstentions

		129,297,393		5,054,073
	2,753,077

5D.	To approve certain changes to the Funds fundamental investment restrictions
or policies: Buying and selling commodities and commodity contracts.

		Votes For 		Votes Against
	Abstentions

		128,688,604		5,641,000
	2,774,939

5E.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Fund concentration.

	Votes For 		Votes Against
	Abstentions

	129,923,681		4,317,180
	2,863,682




5F.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Engaging in underwriting.

	Votes For 		Votes Against
	Abstentions

		129,165,288		5,031,782
	2,907,473

5G.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Making loans.

	Votes For 		Votes Against
	Abstentions

		127,614,891		5,696,249
	3,793,403

5H.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Other investment restrictions.

	Votes For 		Votes Against
	Abstentions

		128,817,998		4,940,900
	3,345,645

07.	To ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Funds current fiscal year.

		Votes For 		Votes Against
	Abstentions

		175,439,286		1,481,109
	2,398,834

























For the semi-annual period ended March 31, 2001
File number 811-07343
The Prudential Investment Portfolios, Inc. - Series 2




SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Prudential Jennison Equity Opportunity Fund, a series of The Prudential Investment Portfolios, Inc., was held on February 22, 2001. At such meeting, the shareholders of the Fund approved the following proposals.

01.	Votes on Directors	                Votes For
Withheld

	Saul K. Fenster	                7,297,162
144,284
Delayne Dedrick Gold	                7,295,616
145,830
Robert F. Gunia	                7,302,645
138,801
	Douglas H. McDorkindale	     7,303,531
137,915
W. Scott McDonald                    7,300,098		     141,348
Thomas T. Mooney		     7,299,626
141,820
	Stephen P. Munn		     7,304,223
137,223
David R. Odenath		     7,304,667
136,779
Richard A. Redeker		     7,294,975
146,471
	Judy A. Rice			     7,302,524
138,922
Robin B. Smith 		     7,304,180
137,266
Louis A. Weil III 		     7,300,659
140,787
Clay T. Whitehead		     7,301,564
139,882


03.	To permit Prudential Investments Fund Management LLC (PIFM) to enter into or
            make material changes to subadvisory agreements without shareholder approval.

		Votes For 		Votes Against
	Abstentions

		5,184,395		692,249		194,205

04.	An amendment to the management agreement to permit PIFM to
allocate assets
among affiliated and unaffiliated subadvisers.

		Votes For 		Votes Against
	Abstentions

		5,646,569		233,291		190,989

5A.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Fund diversification.

	Votes For 		Votes Against
	Abstentions

		5,740,385		160,436		170,028

5B.	To approve certain changes to the Funds fundamental investment restrictions
or policies: Issuing senior securities, borrowing money or pledging assets.

		Votes For 		Votes Against
	Abstentions

		5,630,785		251,731		188,333

5C.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Buying and selling real estate.

		Votes For 		Votes Against
	Abstentions

		5,660,197		225,381		185,271

5D.	To approve certain changes to the Funds fundamental investment restrictions
or policies: Buying and selling commodities and commodity contracts.

		Votes For 		Votes Against
	Abstentions

		5,631,864		255,121		183,864

5E.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Fund concentration.

	Votes For 		Votes Against
	Abstentions

	5,699,814		188,589		182,445

5F.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Engaging in underwriting.

	Votes For 		Votes Against
	Abstentions

		5,635,687		240,263		194,899




5G.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Making loans.

	Votes For 		Votes Against
	Abstentions

		5,609,157		268,737		192,955

5H.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Other investment restrictions.

	Votes For 		Votes Against
	Abstentions

		5,644,470		227,587		198,792

06.	To amend the Funds objective.

	Votes For 		Votes Against
	Abstentions

		5,666,516		214,619		189,714


07.	To ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Funds current fiscal year.

		Votes For 		Votes Against
	Abstentions

		7,234,391		59,034
	148,022


















For the semi-annual period ended March 31, 2001
File number 811-07343
The Prudential Investment Portfolios, Inc. - Series 3




SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Prudential Active Balanced Fund, a series of The Prudential Investment Portfolios, Inc., was held on February 22, 2001. At such meeting, the shareholders of the Fund approved the following proposals.

01.	Votes on Directors	                Votes For
Withheld

	Saul K. Fenster	                8,145,131		     63,503
Delayne Dedrick Gold	                8,154,105
54,529
Robert F. Gunia	                8,155,133		     53,501
	Douglas H. McDorkindale	     8,155,133		     53,501
W. Scott McDonald                    8,154,395		     54,239
Thomas T. Mooney		     8,155,133		     53,501
	Stephen P. Munn		     8,154,843		     53,791
David R. Odenath		     8,155,133		     53,501
Richard A. Redeker		     8,155,133
53,501
	Judy A. Rice			     8,155,133
53,501
Robin B. Smith 		     8,148,329		     60,305
Louis A. Weil III 		     8,155,133		     53,501
Clay T. Whitehead		     8,154,797		     53,837


03.	To permit Prudential Investments Fund Management LLC (PIFM) to enter into or
            make material changes to subadvisory agreements without shareholder approval.

		Votes For 		Votes Against
	Abstentions

		7,577,419		335,811		48,904

04.	An amendment to the management agreement to permit PIFM to
allocate assets
among affiliated and unaffiliated subadvisers.

		Votes For 		Votes Against
	Abstentions

		7,762,563		129,445		70,126

5A.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Fund diversification.

	Votes For 		Votes Against
	Abstentions

		7,808,676		95,250
	58,207

5B.	To approve certain changes to the Funds fundamental investment restrictions
or policies: Issuing senior securities, borrowing money or pledging assets.

		Votes For 		Votes Against
	Abstentions

		7,768,984		122,910		70,240

5C.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Buying and selling real estate.

		Votes For 		Votes Against
	Abstentions

		7,774,293		128,442		59,398

5D.	To approve certain changes to the Funds fundamental investment restrictions
or policies: Buying and selling commodities and commodity contracts.

		Votes For 		Votes Against
	Abstentions

		7,771,781		130,155		60,197

5E.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Fund concentration.

	Votes For 		Votes Against
	Abstentions

	7,792,811		100,972		68,350


5G.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Making loans.

	Votes For 		Votes Against
	Abstentions

		7,747,215		148,566		66,352



5H.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Other investment restrictions.

	Votes For 		Votes Against
	Abstentions

		7,742,838		135,314		83,981

07.	To ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Funds current fiscal year.

		Votes For 		Votes Against
	Abstentions

		8,134,961		20,335
	53,339








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